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                               UGI UTILITIES INC.
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (THOUSANDS OF DOLLARS)

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
                                                     Three
                                                    Months
                                                     Ended              Year Ended September 30,
                                                 December 31,   ----------------------------------------
                                                     2005         2005       2004       2003       2002
                                                 ------------   --------   --------   --------   -------
EARNINGS:
Earnings before income taxes                        $36,590     $ 84,953   $ 83,098   $100,212   $73,665
Interest expense                                      5,574       18,079     17,698     17,412    16,365
Amortization of debt discount and expense                62          247        233        244       287
Estimated interest component of rental expense          412        1,568      1,477      1,434     1,563
                                                    -------     --------   --------   --------   -------
                                                    $42,638     $104,847   $102,506   $119,302   $91,880
                                                    =======     ========   ========   ========   =======

FIXED CHARGES:
Interest expense                                    $ 5,574     $ 18,079   $ 17,698   $ 17,412   $16,365
Amortization of debt discount and expense                62          247        233        244       287
Allowance for funds used during construction
   (capitalized interest)                                20           22         11          7        19
Estimated interest component of rental expense          412        1,568      1,477      1,434     1,563
                                                    -------     --------   --------   --------   -------
                                                    $ 6,068     $ 19,916   $ 19,419   $ 19,097   $18,234
                                                    =======     ========   ========   ========   =======
Ratio of earnings to fixed charges                     7.03         5.26       5.28       6.25      5.04
                                                    =======     ========   ========   ========   =======
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